UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 09, 2013

Horsehead Holding Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377
(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike Suite 405, Pittsburgh, Pennsylvania	15205
(Address of Principal Executive Offices)	(Zip Code)

(724) 774-1020
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

     On May 9, 2013, Horsehead Holding Corp. (the “Company”) held its annual meeting of stockholders at The Grove Park Inn, 290 Macon Avenue, Asheville, NC 28804 (the “Annual Meeting”). The number of shares of common stock entitled to vote at the Annual Meeting was 44,086,266 representing the number of shares of common stock outstanding as of the close of business on March 21, 2013, the record date for the Annual Meeting.

     The results for each matter voted on were as follows:

           a. Election of Directors. The following Class I directors were elected to serve for a three-year term expiring at the annual meeting in 2016:

	Votes for	Votes Withheld	Broker Non-Votes
James M. Hensler	34,032,574	957,534	7,053,116
George A. Schreiber, Jr.	34,395,047	595,061	7,053,116

           b. Ratification of Independent Registered Public Accounting Firm. The audit committee’s appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
41,530,419	454,318	58,487	0

           c. Non-Binding Advisory Vote on Executive Compensation. The compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 4, 2013 (the “Proxy Statement”) under “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion following the compensation tables was approved on an advisory basis.

Shares Voted for	Shares Voted
Proposal	Against Proposal	Abstain	Broker Non-Votes
34,486,266	434,414	69,428	7,053,116

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on May 10, 2013.

HORSEHEAD HOLDING CORP.

/s/ Robert D. Scherich
By:	Robert D. Scherich
Its:	Vice President and Chief Financial Officer